Exhibit 4.33

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “ ***** “. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Modification 0008

ACAMBIS SUBCONTRACT MODIFICATION 0008

Subcontract No.: 200-2002-00010(BXTR)

Modification No.: 0008

Effective Date: 27 December 2005

Subcontractors:	Baxter Healthcare Corporation
One Baxter Parkway Deerfield, IL 60015 (“2nd Subcontractor”)

Description of Modification:

Extends payment term for crude bulk vaccine (Section C, Title, Risk of Loss, and Invoices for Crude Bulk Vaccine, paragraph 5)

Authority for and type of modification: Bilateral Supplemental Agreement

Total Subcontract value change: $0

Changes to Subcontract:

See attached provisions

RELEASE OF CLAIMS

In consideration of the modifications made herein, this Modification is in full settlement of (a) any right of the Subcontractors to equitable adjustment or other compensation as the result of the changes made herein, *****. Except to the extent modified herein, the subcontract terms and conditions remain unchanged. This supplemental agreement constitutes the full agreement of the parties and supercedes any prior agreements with respect to the changes made herein.

For: ACAMBIS INC.	For: BAXTER HEALTHCARE CORPORATION

/s/ Roger J. McAvoy	/s/ Kim C. Bush

Roger J. McAvoy	Kim C. Bush
Vice President, Contracts and	President, Vaccines, Baxter BioScience
Legal Affairs	Execution Date 29 December 2005

Execution Date 29 December 2005

ACAMBIS CONFIDENTIAL–PROPRIETARY INFORMATION

Modification 0008

Section C, Title, Risk of Loss, and Invoices for Crude Bulk Vaccine, paragraph 5

Delete:

5. Notwithstanding any other provision of this Subcontract, except Section C, ITEM 0001, Paragraph A.4, payment for ITEMs 0001 and 0002 shall be made and be due at the earlier of: (1) thirty (30) days after the US Government makes payment to Contractor for completed kits accepted by the Government under the terms of Contractor’s Prime Contract (See Paragraph G.2) upon due performance by the Subcontractors of Subcontract ITEM(s) 0001 and 0002 and Subcontractors’ submission of proper invoices for the actual number of kitted vaccine delivered and accepted by the Contractor; or (2) on ***** for the amounts invoiced for each lot of crude bulk vaccine, as described above. In no event shall Subcontractor(s) be paid more under this Subcontract than the Subcontract price shown above for ITEMs 0001 and 0002 for the number of kits delivered and accepted unless the Contractor orders additional crude bulk vaccine for which it is obligated to make payment under Section C, ITEM 0001, Paragraph A.4. below.

Add:

5.

(a) Payment for Item 0001A crude bulk vaccine for ACAM2000 doses 1 to 182,500,000 delivered to the USG

Notwithstanding any other provision of this Subcontract, except Section C, ITEM 0001, Paragraph A.4, payment for ITEMs 0001 and 0002 shall be made and be due at the earlier of: (1) thirty (30) days after the US Government makes payment to Contractor for completed kits accepted by the Government under the terms of Contractor’s Prime Contract (See Paragraph G.2) upon due performance by the Subcontractors of Subcontract ITEM(s) 0001 and 0002 and Subcontractors’ submission of proper invoices for the actual number of kitted vaccine delivered and accepted by the Contractor; or (2) on ***** for the amounts invoiced for each lot of crude bulk vaccine, as described above. In no event shall Subcontractor(s) be paid more under this Subcontract than the Subcontract price shown above for ITEMs 0001 and 0002 for the number of kits delivered and accepted unless the Contractor orders additional crude bulk vaccine for which it is obligated to make payment under Section C, ITEM 0001, Paragraph A.4. below.

(b) Payment for Item 0001A and 0002A crude bulk vaccine for ACAM2000 doses 182,500,001 to 209,000,000 delivered to the USG

Notwithstanding any other provision of this Subcontract, the ***** payment for Item 0001A and 0002A crude bulk vaccine delivered under this subcontract for ACAM2000 finished doses ***** shall be due and payable as follows:

(i) $***** - on January 2, 2006*

(ii) $***** – after delivery of a total of ***** doses of ACAM2000 produced from Baxter crude bulk vaccine provided under Items 0001A and 0002A of this Subcontract to the USG under prime contract 200-2002-0004 and any separate ACAM2000 warm base manufacturing contract.

(iii) An additional payment of $***** (up to a total of $***** in additional payments) shall be made within 30 days of Acambis delivery of each subsequent group of ***** doses of ACAM2000 vaccine produced from Baxter crude bulk vaccine provided under Items 0001A and 0002A of this Subcontract to the USG under either prime contract 200-2002-0004 or a separate ACAM2000 warm base manufacturing contract. For example, the first $***** payment is due after Acambis has delivered a total of ***** doses to the USG. The second $***** payment is due after Acambis delivers a total of ***** doses to the USG. Payment continues in this manner until the last payment is made following the delivery of a total of ***** doses to the USG.

ACAMBIS CONFIDENTIAL–PROPRIETARY INFORMATION

Modification 0008

These payments totaling $***** shall liquidate Baxter invoices ***** and complete payment for all crude bulk ordered and delivered under this subcontract.

* Under provision 2.1(iii) of the Settlement and Termination Agreement (21 May 2004) between Baxter and Acambis, Baxter is required to pay Acambis $***** on January 2, 2006. As described in this Modification 0008, Acambis is required to pay Baxter $***** on January 2, 2006. Acambis and Baxter agree to offset these two payments against each other. Accordingly, as of 5:00 pm EST on January 2, 2006 the obligations on both Acambis and Baxter to make these payments are considered fulfilled and there is no further requirement to make such $***** payments.

ACAMBIS CONFIDENTIAL–PROPRIETARY INFORMATION